Exhibit 10.08

CAPITAL BANK
SUPPLEMENTAL RETIREMENT PLAN FOR DIRECTORS

(Amended and Restated Effective December 18, 2008)

PURPOSE

The purpose of this Capital Bank Supplemental Retirement Plan for Directors (the “Plan”) is to provide valuable retirement and other benefits to Board members who are selected to participate in the Plan and who satisfy the requirements prescribed by the Plan and Adoption Agreement for the receipt of those benefits.

This Plan will only be for those Directors shown in Section 3 of the Adoption Agreement and no additional Directors may be added to this Plan.

The Plan was originally adopted effective May 24, 2005. This amendment and restatement of the Plan was adopted effective December 18, 2008 in order to ensure the Plan’s compliance with additional rules and regulations under Code Section 409A governing nonqualified deferred compensation arrangements.

ARTICLE I
DEFINITIONS

1.01           Accrued Benefit

Accrued Benefit is defined in the Adoption Agreement.

1.02           Adoption Agreement

Adoption Agreement means the agreement entered into by the Employer evidencing adoption of the Plan and selection of key Plan terms and conditions and is incorporated by reference herein.

1.03           Affiliate

Affiliate means any entity that is a member of a controlled group of Employers, as defined in Code section 414(b) or a group of trades or businesses under common control, as defined in Code section 414(c), of which the Employer is a member according to Code section 414(b) or Code section 414(c), and which has, with the approval of the Board, adopted the Plan by action of its board.

1.04           Board

Board means the Board of Directors of Capital Bank Corporation or any successor corporation or bank. Service on an advisory board of any Employer or Affiliate shall not constitute Board service for purpose of this Plan.

1.05           Cause

Unless otherwise defined in the Adoption Agreement, Cause means fraud or dishonesty involving the assets of the Employer or an Affiliate or the conviction of, or pleading guilty or nolo contendre to, a felony or embezzlement from the Employer or an Affiliate.

1.06           Change in Control

For purposes of this Plan, the term “Change in Control” shall mean any of the following:

(i)           Any “person” (as such term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) acquiring “beneficial ownership” (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of the Capital Bank Corporation (“the Corporation”), the parent holding company of Capital Bank (the “Bank”), representing more than fifty percent (50%) of the total fair market value or total voting power of the Corporation’s then outstanding voting securities, but excluding for this purpose an acquisition by the Corporation or by an employee benefit plan (or related trust) of the Corporation.

(ii)           The shareholders of the Corporation approve a reorganization, share exchange, merger or consolidation related to the Corporation following which the owners of the total voting power of the Corporation immediately prior to the closing of such transaction do not beneficially own, directly or indirectly, more than forty percent (40%) of the total voting power of the Corporation.

(iii)           A majority of the Corporation’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board prior to the date of such appointment or election.

(iv)           The shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation, or a sale or other disposition of all or greater than sixty percent (60%) of the assets of the Corporation.

In no event, however, will a “Change in Control” include a transaction, or series of transactions, whereby the Corporation or the Bank becomes a subsidiary of a holding company if the shareholders of the holding company are substantially the same as the shareholders of the Corporation prior to such transaction or series of transactions.

1.07           Code

Code means the Internal Revenue Code of 1986, as amended.

1.08           Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs as a result of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.09           Designated Beneficiary

Designated Beneficiary means the person, persons, entity, entities or the estate of a Participant which is designated by the Participant or beneficiary to receive any benefits that may become payable under the Plan as a result of a Participant’s death. If there is no Designated Beneficiary for any reason then the Participant’s Designated Beneficiary shall be the Participant’s surviving spouse, (i.e., the person to whom the Participant was legally married on the date of the Participant’s death) and if there is no surviving spouse then the Designated Beneficiary shall be the Participant’s children, per stirpes, and, if none, the Designated Beneficiary shall be the Participant’s estate.

1.10           Eligible Board Member

Eligible Board Member means an individual who is a member of the Board as of the date of the adoption of the Plan and not an active employee of the Employer, except for William Gilliam who has been expressly designated as an Eligible Board Member despite being an active employee. Only individuals listed in Item 3 of the Adoption Agreement are eligible to participate in the Plan.

1.11           Employer

Employer means Capital Bank, Capital Bank Corporation and any successor employer that sponsors this Plan.

1.12           Participant

Participant means an Eligible Board Member who is designated to participate in the Plan in accordance with Article II or a former Eligible Board Member who has accrued a vested benefit under the Plan. Names of all Participants shall be listed in item 3 of the Adoption Agreement and no additional Participants will be eligible to participate in this Plan.

1.13           Plan

Plan means this Supplemental Retirement Plan for Directors, together with the Adoption Agreement as completed by the Employer.

1.14           Year of Service

Year of Service is defined in the Adoption Agreement.

ARTICLE II
PARTICIPATION

An Eligible Board Member shall become a Participant in the Plan effective as of the date he is designated a Participant by the Board. Whether a benefit is payable under the Plan to or on behalf of a Participant whose board service with the Employer and its Affiliates has terminated shall be determined under the remaining provisions of the Plan. An individual who is entitled to receive a benefit under the Plan following termination of Board service shall continue to be a Participant until that benefit has been paid in full, either to the Participant or the Designated Beneficiary. An individual who is not entitled to receive a benefit under the Plan following termination of Board service shall cease to be a Participant on the date that Board service with the Employer and its Affiliates terminates or is terminated.

ARTICLE III
BENEFITS

Subject to the limitations set forth in Articles IV and V, the benefits of a Participant and his Designated Beneficiary shall be as follows:

3.01           Retirement Benefit

A Participant shall be entitled to the benefit described in this Section 3.01 if the Participant’s Board service with the Employer and its Affiliates terminates for a reason other than the Participant’s death or Disability. A Participant described in the preceding sentence shall be entitled to receive his or her Accrued Benefit as defined in the Adoption Agreement and any applicable provisions of this Plan. The payment of the annual benefit described in this Section 3.01 shall commence on the first day of the year after both the Participant’s termination of Board service with the Employer (and its Affiliates) and after attaining age 72 unless there has been a Change in Control. Each annual retirement benefit payment provided for in this Section 3.01 shall be made in a lump sum payment within the first thirty-one (31) days of each calendar year for which the Participant is entitled to a retirement benefit hereunder.

In the event of a Change in Control, all benefits will be payable in a lump sum and present valued to the payment date. Such payment date shall be as soon as administratively practicable following the Control Change Date but in no event later than ninety (90) days following the Control Change Date. The present value for such purposes shall be calculated assuming a stream of ten (10) annual payments equal to the Participant’s Accrued Benefit commencing on the Control Change Date and utilizing a discount rate equal to a ten year constant maturity treasury security.

3.02           Death Benefits

In the event a Participant’s Board service terminates due to a Participant’s death or in the event a Participant dies before all of the Retirement Benefits to be provided to the Participant under this Plan are paid out, the Participant’s Accrued Benefit shall be paid out to the Participant’s Designated Beneficiary as Death Benefits in accordance with this Section 3.02 as follows:

(a)           If a Participant dies while a Director of the Employer or an Affiliate, the Designated Beneficiary of a Participant shall be entitled to receive the Participant’s Accrued Benefit. The annual benefit payable under this Section 3.02(a) shall commence on the first day of the calendar year immediately following the Participant’s death. Such annual payments shall be made in a lump sum within the first thirty-one (31) days of each calendar year for which the Participant is entitled to an Accrued Benefit under the Plan. The Designated Beneficiary shall have the right to designate in writing a beneficiary to receive any benefits remaining to be paid under this Section 3.02(a) upon the death of the Designated Beneficiary. If no such designation has been made (or any such successor designated beneficiary fails to survive the Designated Beneficiary or is not in existence on the date of the death of the Designated Beneficiary), any remaining benefits payable under this Section 3.02(a) shall be paid to the Designated Beneficiary’s estate.

(b)           In the event a Participant dies (i) after termination of Board service with the Employer and its Affiliates, and (ii) after the commencement of payment of Accrued Benefits to the Participant in accordance with Section 3.01 but (iii) before the payment of all Accrued Benefits due the Participant under the Plan, such payments shall continue to be paid to the Designated Beneficiary on the same schedule and in the same form and amount as paid to the Participant until such benefits are fully paid. The Designated Beneficiary shall have the right to designate in writing a successor beneficiary to receive any benefits remaining to be paid under this Section 3.02(b) upon the death of the Designated Beneficiary. If no such designation has been made (or any such designated beneficiary fails to survive the Designated Beneficiary or is not in existence on the date of the death of the Designated Beneficiary), any remaining Accrued Benefits payable under this Section 3.02(b) shall be paid to the Designated Beneficiary’s estate.

(c)           This Section 3.02(c) applies if a Participant dies (i) after termination of Board service with the Employer and its Affiliates, and (ii) before the payment of benefits due the Participant has commenced. The Designated Beneficiary of a Participant described in the preceding sentence shall be entitled to receive the Participant’s Accrued Benefit. The annual benefit payable under this Section 3.02(c) shall commence on the first day of the calendar year immediately following the Participant’s death. Such annual payments shall be made in a lump sum within the first thirty-one (31) days of each calendar year for which the Participant is entitled to an Accrued Benefit under the Plan. The Designated Beneficiary shall have the right to designate in writing a successor beneficiary to receive any benefits remaining to be paid under this Section 3.02(c) upon the death of the Designated Beneficiary. If no such designation has been made (or any such designated beneficiary fails to survive the Designated Beneficiary or is not in existence on the date of the death of the Designated Beneficiary), any remaining benefits payable under this Section 3.02(c) shall be paid to the Designated Beneficiary’s estate.

3.03           Forms of Distribution

A Participant who is entitled to Accrued Benefits under Sections 3.01 and 3.04 and a Designated Beneficiary who is entitled to Accrued Benefits under Section 3.02 shall receive an annual cash payment within the first thirty-one (31) days of each calendar year for which the Participant or Designated Beneficiary is entitled to a Benefit, unless otherwise specified in the Plan.

3.04           Disability

A Participant that suffers a Disability while serving as a Director of the Employer and its Affiliates or after leaving service as a Director but prior to commencement of distribution of Accrued Benefits under the Plan pursuant to Section 3.01 shall be entitled to all vested Accrued Benefits under the Plan as of the time of Disability. Distribution of such Accrued Benefits shall commence with the first calendar year immediately following the date the Director is determined to be Disabled and shall be paid in equal annual installments for the number of years equal to the Years of Service accrued by the Participant under the Plan prior to becoming Disabled. Such annual payments shall be paid to the Participant within the first thirty-one (31) days of each calendar year in which the Participant is entitled to an Accrued Benefit. Any Participant who suffers a Disability after commencement of payments of Accrued Benefits under the Plan shall continue to receive such payments on the same schedule and at the same rates as before the Disability. For purposes of this Plan, the term “Disability” shall mean any physical or mental impairment which, in the opinion of the Board, constitutes a “disability” as such term is defined in Section 409A(a)(2)(C) of the Code and the regulations thereunder.

ARTICLE IV
VESTING

4.01           Vesting

A Participant’s right to a Year of Service credit for benefit purposes under the Plan shall fully vest upon completion of each Year of Service, except subject to the Forfeiture provisions below.

4.02           Forfeiture

Notwithstanding the above, the Participant and his or her Beneficiary shall forfeit all then unpaid Benefits under the Plan upon the occurrence of any of the following events: (i) without the Employer’s prior written consent, the Participant becomes within one (1) year following termination of service as a director with Employer or its Affiliates, a senior officer, director, or ten percent (10%) or more shareholder, directly or indirectly, of a for-profit enterprise engaged in the business of banking within thirty (30) miles of the Participant’s principal business office or primary residence any time within the three years prior to the termination of Participant’s service as a director with Employer; (ii) the Participant makes any materially disparaging public disclosures about the Employer following the termination of his or her service with the Employer; (iii) if the Board determines that the Participant’s separation from service as a director by Employer and its Affiliates is based on Cause; or (iv) without the Employer’s prior written consent, the Participant uses any of the Employer’s proprietary information for business gain following his or her termination of service as a Director with the Employer. The provisions of this Section shall not be applicable in the event of a Change in Control.

ARTICLE V
TERMINATION, AMENDMENT OR MODIFICATION OF PLAN

5.01           Right to Terminate or Amend

Except as otherwise specifically provided, the Employer reserves prior to a Change in Control the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time to the extent allowed under Code Section 409A. Without the written consent of a Participant or, following the Participant’s death, his Designated Beneficiary, any such termination, amendment or change may not adversely affect the benefits paid or obligations to any Participant who died or otherwise terminated Board service before the termination, amendment, or change. Such right to terminate, amend or modify the Plan shall be exercised by the Board.

In the event of termination of the Plan all vested service credit and Accrued Benefits under the Plan shall remain payable to the Participants in accordance with Article III. Participants will not be entitled to any future accrual of additional Benefits or Years of Service credit after the date the Plan is terminated or entitled to accelerate distributions as a result of the Plan termination unless distributions in accordance with the plan termination rules under Code Section 409A.

5.02           Notice

Section 5.01 notwithstanding, no action to terminate the Plan shall be taken except upon thirty (30) days’ written notice to each Participant affected thereby.

5.03           Manner of Giving Notice

Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person or business at his or its last known address.

5.04           Discharge of Obligation

Except as provided in Section 5.01 above, upon the termination of this Plan by the Board, the Plan shall no longer be of any further force or effect and neither the Employer nor any Participant shall have any further obligation or right under this Plan.

ARTICLE VI
OTHER BENEFITS AND AGREEMENTS

The benefits provided for a Participant and his Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Employer or a participating Affiliate for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Employer or a participating Affiliate in which a Participant is participating.

ARTICLE VII
EFFECT OF IRC SECTION 4999

If an amount payable under this Plan, alone or together with any other compensation or benefit a Participant has received or may receive, would result in the Participant’s being subject to an excise tax under Section 4999 of the Code, the amount payable hereunder may be reduced if so provided in the Adoption Agreement. Such reduction, if any, shall be made only on those terms (and in those circumstances) set forth in the Adoption Agreement.

ARTICLE VIII
RESTRICTIONS ON TRANSFER OF BENEFITS

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Designated Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Board, shall cease and terminate, and, in such event, the Board may hold or apply the same or any part thereof for the benefit of such Participant or Designated Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Board may deem proper.

ARTICLE IX
ADMINISTRATION OF THE PLAN

9.01           Plan Administration

(a)           The Plan shall be administered by the Board or the Compensation Committee of the Board (“Committee”) if the Board so designates. In the event the Board does not designate the Committee to administer the Plan, all remaining references in this Article IX pertaining to Committee will refer instead to the Board. Subject to the provisions of the Plan, the Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Committee’s interpretation and construction of any provision of the Plan shall be final and conclusive.

(b)           In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants and Beneficiaries under the Plan, and to authorize all disbursements for such purposes.

(c)           Except as otherwise expressly provided in the Plan, the Board (or the Committee, as appropriate) shall have complete control of the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Board or Committee, as appropriate, shall have the power in its sole discretion, to interpret or construe the Plan and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder. Further, any review of discretionary actions and determinations of such Board or Committee shall be limited to an arbitrary and capricious standard of review.

9.02           Reports and Records

To enable the Committee to perform its functions, the Employer and any participating Affiliate shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of Board service, and such other pertinent facts as the Committee may require.

9.03           Claims

The benefit claims review procedure set forth in the Capital Bank Corporation 401(k) Plan, as amended from time to time, is incorporated herein by reference and made applicable to the Plan.

9.04           Indemnification

The Employer shall indemnify and save harmless each member of the Board against any and all expenses and liabilities arising out of membership on the Board and relating to administration of the Plan, excepting only expenses and liabilities arising out of a member’s own willful misconduct. Expenses against which a member of the Board shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

ARTICLE X
GENERAL

10.01           Funding

(a)           All Plan Participants and Designated Beneficiaries are general unsecured creditors of the Employer with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Employer to make benefit payments in the future. It is the intention of the Employer that the Plan be considered unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(b)           The Employer may purchase life insurance in amounts sufficient to secure the benefits provided under this Plan. Participants agree to use their best efforts to qualify for life insurance coverage if the Employer so elects to obtain life insurance coverage on a Participant as a means of funding Accrued Benefits.

(c)           The Employer may, but is not required to, establish a grantor trust which may be used to hold assets of the Employer which are maintained as reserves against the Employer’s unfunded, unsecured obligations hereunder. Such reserves shall at all times be subject to the claims of the Employer’s creditors and the creditors of any Affiliate that is an employer of a Participant. To the extent such trust or other vehicle is established, the Employer’s obligations hereunder shall be reduced to the extent such assets are utilized to meet its obligations hereunder. Any such trust and the assets held thereunder are intended to conform in substance to the terms of the model trust described in Revenue Procedure 92-64, 1992-33 IRB 11 (8-17-92). Any trust that satisfies the foregoing requirements must be in effect as of a Control Change Date and the Employer, no later than thirty (30) days after a Control Change Date, shall transfer to the trust assets (either money, insurance policies or other property) in an amount that is not less than the actuarially equivalent value of all obligations that are owed or projected to be owed to all Participants and Designated Beneficiaries on and after the Control Change Date. For purposes of the preceding sentence, the value on any given date of insurance policies held in or transferred to the trust shall be equal to the unencumbered cash surrender value of the policies.

10.02           Plan Binding

The Plan shall be binding upon the Employer, any participating Affiliate and successors and assigns, and, subject to the powers set forth in Article V, upon a Participant’s or a Designated Beneficiary’s assigns, heirs, executors and administrators.

10.03           Interpretation of Plan

To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of State indicated in the Adoption Agreement (other than its choice of law rules) as in effect from time to time.

10.04           Construction

Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

10.05           Actuarial Equivalence

For purposes of the Plan, the terms “actuarial equivalence,” “actuarially equivalent” and variations thereof mean that on the date of calculation two forms of payment have equal values as determined by an independent actuarial consulting firm selected by the Employer. Such actuarial consulting firm shall determine actuarial equivalence using the interest rate for an immediate annuity published by the Pension Benefit Guaranty Corporation and in effect on the date of calculation.

10.06           Compliance with Code Section 409A

This Plan is intended to comply with Code Section 409A so that no payments to a Participant hereunder will be subject to the additional tax imposed by Code Section 409A. Any ambiguities with respect to any provisions in this Plan shall be construed and interpreted and the Plan and all benefits provided hereunder shall be administered to ensure compliance with Code Section 409A. If any provision of the Agreement would otherwise frustrate or conflict with such intent, such provision shall be interpreted and deemed amended so as to avoid such conflict to the maximum extent permissible by Code Section 409A. In accordance with Section 1.409A-3(d) of the Treasury Regulations issued under Code Section 409A, a distribution under this Plan shall be treated as made on the designated payment date if the payment is made (i) at such date or a later date within the same calendar year, or if later, by the 15th day of the third month following the date designated in the Plan (provided a Participant may not, directly or indirectly, designate the year of payment), or (ii) at a date no earlier than 30 days before the designated payment date (provided a Participant may not directly or indirectly designate the taxable year of the payment). Any reference in this Plan to a Participant’s termination of service, separation from service, or similar term shall mean the Participant’s “Separation from Service” with the Employer as such term is defined under Code Section 409A. For purposes of Code Section 409A, each installment payment under the Plan shall be regarded as a separate payment. Notwithstanding anything in this Agreement to the contrary, if a Participant should ever be considered a “Specified Employee” of a public company as such term is defined in Code Section 409A(a)(2)(B) and if payment of any amount under this Agreement is required to be delayed for a period of six months after Separation from Service in accordance with Code Section 409A, then payment of such amount shall be delayed as required by Code Section 409A and instead paid on the first business day of the seventh month following the Director’s Separation from Service.

SUPPLEMENTAL RETIREMENT PLAN
FOR DIRECTORS
ADOPTION AGREEMENT1

1.           Employer Information

Name:	Capital Bank

Address:	333 Fayetteville Street, Suite 700, Raleigh, NC 27601

Telephone:	(919) 645-4000

Employer Tax Identification Number:	56-2032984

Type of Business Entity:	☑ C Corporation	☐ Sole Proprietorship
	☐ S-Corporation	☐ Partnership
	☐ LLC	☐ Other (Specify)

The employer is a member of:

(i) a controlled group?	☑ yes	☐ no

(ii) an affiliated service group?	☐ yes	☑ no

2.           Plan Information

Original Effective Date of Plan: May 24, 2005. This Amendment and Restatement is effective as of December 18, 2008.

State Law to be Used For Plan Article X in Interpreting the Plan:  North Carolina

3.           Definition: Accrued Benefit

Accrued Benefit means: an Annual Benefit listed below that will result in annual income for a term equal to Years of Service on the Board (maximum term = 10 years) as defined in Section 4 of this Adoption Agreement.

Participant	Annual Benefit

Charles Atkins	$15,000
Bill Burkhardt	$28,000
Leopold Cohen	$30,625
William Gilliam	$15,875
John Grimes	$14,625
Robert Jones	$24,750
Buddy Keller	$100,000
Oscar Keller	$32,156
James Moser	$33,469
George Perkins	$14,625
Don Perry	$24,938
Carl Ricker	$29,969
Rex Thomas	$23,625
Sam Wornom	$27,563

1 All capitalized terms not defined herein, but defined in the Capital Bank Corporation Supplemental Retirement Plan for Directors plan document, have the meaning given those terms in the plan document.

Upon a Change in Control, prior to a Participant’s termination of service on the Board, Participants shall be entitled to receive a benefit for a term equal to 10 years without regard to the actual Years of Service.

4.           Definition: Year of Service

For purposes of vesting and benefit accrual:

A “Year of Service” means any calendar year in which a Participant has at least three months of Board service with the Employer in a calendar year in which the Plan is adopted or any subsequent calendar year after the Effective Date of the Plan. Directors will be given credit for four and one-half (4.5) months of Board service with the Employer for the 2005 calendar year for service during 2005 prior to the original Effective Date of the Plan which was May 24, 2005.

A Participant’s Years of Service will be credited with the following additional Years of Service in recognition of Board service prior to the original Effective Date of the Plan which was May 24, 2005.

Charles Atkins	8 (eight)
Bill Burkhardt	8 (eight)
Leopold Cohen	8 (eight)
William Gilliam	3 (three)
John Grimes	6 (six)
Robert Jones	8 (eight)
Buddy Keller	8 (eight)
Oscar Keller	8 (eight)
James Moser	3 (three)
George Perkins	8 (eight)
Don Perry	8 (eight)
Carl Ricker	7 (seven)
Rex Thomas	8 (eight)
Sam Wornom	8 (eight)

In no event, however, shall a Director accrue or be credited with more than a total of ten (10) Years of Service for any purpose under this Plan.

5.           Vesting Requirements Where Participant Terminates Service Prior to His Death or Disability
A Participant will be fully vested in all Accrued Benefits unless the Participant has performed acts consistent with the Forfeiture provisions of Article IV of the Plan.

6.           Golden Parachute Strategy

Employer should choose A, B, or C unless the small business corporation exception to Code Sections 280G and 4999 applies, or the Employer is not considered a corporation for this purpose, in which case D should be selected. Employer should consult with its tax advisor in making a selection as to golden parachute strategy and in determining whether it is a non-corporate entity for this purpose or whether the small business corporation exception applies. Employer should also revisit this strategy prior to any event that could change its status for golden parachute purposes.

If an amount payable under the Plan, alone or together with other compensation, causes a Participant to be subject to an excise tax under Section 4999 of the Code, such amount will be:

☐	A. Reduced or deferred to the smallest extent necessary to prevent the Participant from incurring the excise tax.

☑
B.  Reduced to the smallest extent necessary to prevent the Participant from incurring the excise tax, but only if a Participant retains a greater portion of the amount payable under the Plan, on an after-tax basis, as a result of the reduction or deferral.

☐
C.  Supplemented with a payment sufficient to reimburse the Participant for the excise tax plus income, employment and excise taxes thereon, so that the Participant retains the full amount payable under the Plan, as if no excise tax had been imposed.

☐	D. Not applicable.

7.	Signatures

IN WITNESS WHEREOF, Employer has executed this Amended and Restated Adoption Agreement effective this 18th day of December, 2008.

CAPITAL BANK AND CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
President and Chief Executive Officer